UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2006.
AMERICAN RAILCAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51728	43-1481791
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Clark Street
St. Charles, Missouri	63301
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (636) 940-6000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Stock Purchase Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
On March 24, 2006, American Railcar Industries, Inc. (“ARI”) signed a definitive agreement with Steel Technologies Inc. to acquire all the capital stock of Steel Technologies’ subsidiary, Custom Steel, Inc. Custom Steel operates a facility located in Kennett, Missouri adjacent to ARI’s component manufacturing facility. The purchase price is approximately $13 million, subject to adjustment, including for the book value of inventory, that ARI estimates will increase the purchase price by approximately $5 million. Custom Steel produces value-added fabricated steel parts that primarily support ARI’s railcar manufacturing operations. Substantially all of Custom Steel’s sales are to ARI. Sales to ARI totaled approximately $42 million during Custom Steel’s fiscal year ended September 30, 2005. The transaction, which is subject to customary closing conditions, is expected to be completed on or about April 1, 2006.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

Exhibit 2.2	Stock Purchase Agreement dated March 24, 2006 among Steel Technologies Inc., ARI Acquisition Sub, LLC and American Railcar Industries, Inc.

Exhibit 99.1	Press release dated March 27, 2006 of American Railcar Industries, Inc., announcing its agreement to purchase Custom Steel, Inc. from Steel Technologies.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 28, 2006	American Railcar Industries, Inc.

	By:	/s/ William P. Benac

	Name:	William P. Benac
	Title:	Senior Vice President, Chief
Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.2	Stock Purchase Agreement dated March 24, 2006 among Steel Technologies Inc., ARI Acquisition Sub, LLC and American Railcar Industries, Inc.

Exhibit 99.1	Press release dated March 27, 2006 of American Railcar Industries, Inc. announcing its agreement to purchase Custom Steel, Inc. from Steel Technologies.